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                                                              EXHIBIT (M)(6)(VI)

    SEVENTH AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN FIDELITY INVESTMENTS
     INSTITUTIONAL OPERATIONS COMPANY, INC., INVESTORS BANK & TRUST COMPANY,
              GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC AND GMO TRUST

     THIS AMENDMENT, dated as of the ____ day of September 2005, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("IBT"), Grantham, Mayo Van Otterloo & Co. LLC ("GMO") and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, FIIOC, IBT, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001, as amended (the "Agreement"); and

     WHEREAS, FIIOC, IBT, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises, FIIOC, IBT, GMO and GMO Trust hereby amend the Agreement as follows:

     1.) Amending and restating Exhibit A in its entirety as attached hereto effective as of September 16, 2005.

     IN WITNESS WHEREOF, FIIOC, IBT, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

FIDELITY INSTITUTIONAL OPERATIONS       INVESTORS BANK & TRUST COMPANY
COMPANY, INC.


By: /S/ Rina Mayman                     By: /S/ Josh Lovell
    ---------------------------------       ------------------------------------
Name: Rina Mayman                       Name: Josh Lovell
Title: VP                               Title: Director
Date: 8/26/05                           Date: 8/18


GMO TRUST, ON BEHALF OF EACH FUND ON    GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
EXHIBIT A, SEVERALLY AND NOT JOINTLY


By: /S/ David L. Bohan                  By: /S/ Scott D. Hogan
    ---------------------------------       ------------------------------------
Name: David L. Bohan                    Name: Scott D. Hogan
Title: Vice President                   Title: Legal Counsel
Date:                                   Date:
      -------------------------------         ----------------------------------

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                                        By: /S/ Gregory L. Pottle
                                            ------------------------------------
                                        Name: Gregory L. Pottle
                                        Title: Legal Counsel
                                        Date:
                                              ----------------------------------

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                                    EXHIBIT A

                                      FUNDS

SECTION I:

FUND:          GMO Emerging Country Debt Share Fund, Class III
TICKER SYMBOL: GECDX
CUSIP:         362008641

FUND:          GMO Emerging Countries Fund, Class III
TICKER SYMBOL: GMCEX
CUSIP:         362008856

FUND:          GMO U.S. Core Equity Fund, Class III
TICKER SYMBOL: N/A
CUSIP:         362013658

FUND:          GMO U.S. Core Equity Fund, Class M
TICKER SYMBOL: N/A
CUSIP          362013617

FUND:          GMO U.S. Growth Fund, Class III
TICKER SYMBOL: N/A
CUSIP:         362013872

FUND:          GMO U.S. Growth Fund, Class M
TICKER SYMBOL: N/A
CUSIP:         362013542